UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 19, 2009
                               (August 13, 2009)

                            ORE PHARMACEUTICALS INC.

               (Exact Name of Registrant as Specified in Charter)


          Delaware                      0-23317                  06-1411336
(State or other jurisdiction    (Commission File Number)        (IRS Employer
       of incorporation)                                     Identification No.)


610 Professional Drive, Suite 101, Gaithersburg, Maryland           20879
         (Address of principal executive office)                  (Zip Code)


       Registrant's telephone number, including area code: (240) 361-4400


          (Former name or former address, if changed since last report)

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
           Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On August 13, 2009 the Compensation Committee (the "Committee") of the Board of Directors of Ore Pharmaceuticals Inc. (the "Company") approved the Company's Incentive Compensation Plan (the "Plan") for 2009. The Plan establishes corporate and individual goals for eligible officers, including the current Chief Financial Officer, but excluding in 2009 the Chief Executive Officer, whose potential bonus is governed by terms in his employment agreement. The Plan provides percentage weightings for each eligible officer in three areas: corporate financial performance, corporate operational performance and individual executive performance within such executive's areas of responsibility. Subject to the discretion of the Committee as to final amount, eligible officers may earn a bonus of up to 40% of their respective salaries. In the case of officers serving less than a full year in 2009, the bonus amounts will be prorated.

     The Committee intends to use the Plan as a guide to determine what level of bonus, if any, will be paid to any of the eligible executives for their performance in 2009 based upon its judgment as to the level of achievement of each goal as of year end 2009.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   ORE PHARMACEUTICALS INC.

Date: August 19, 2009                              By: /s/ Benjamin L. Palleiko
                                                       ------------------------
                                                       Benjamin L. Palleiko
                                                       Senior Vice President and
                                                       Chief Financial Officer